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                                                            September 15, 1997

The Marquee Group, Inc.
888 Seventh Avenue, 37th Floor
New York, New York 10019

     Re:  Securities and Exchange Commission
          Registration Statement on Form SB-2

Gentlemen:

         As counsel to The Marquee Group, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form SB-2, File No. 333-31879 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering 7,500,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company and up to an additional 1,125,000 shares of Common Stock (collectively, the "Offering Shares") that the underwriters named in the Registration Statement have an option to purchase from the Company solely to cover over-allotments.

         In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, as amended to date, its Amended and Restated By-laws, resolutions of its Board of Directors, officers' certificates and such other documents and corporate records relating to the Company and the issuance and sale of the Common Stock as we have deemed appropriate for purposes of rendering this opinion.

         In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

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The Marquee Group, Inc.
September 15, 1997
Page 2


         Based upon the foregoing examination, and the information thus supplied, it is our opinion that the Offering Shares have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

         We hereby expressly consent to the reference to our Firm in the Registration Statement under the Prospectus caption "Legal Matters," to the inclusion of this opinion as an exhibit to the Registration Statement and to the filing of this opinion with any other appropriate government agency.


                                            Very truly yours,

                                            BAKER & McKENZIE

AB/HMB/GFB